Adoption Agreement
for 401(k) Pro, Inc.
Regional Prototype Standardized
401(k) Profit Sharing Plan and Trust

The undersigned Employer adopts 401(k) Pro, Inc. Prototype
Standardized Profit Sharing Plan and Trust and elects the following provisions:

EMPLOYER INFORMATION

Omagine, Inc.
-------------
EMPLOYER NAME

Empire State Building, 350 Fifth Avenue, Suite 1103
---------------------------------------------------
EMPLOYER ADDRESS

New York, NY 10118
------------------
CITY   STATE   ZIP

212-563-4141                 212-563-3355
------------                 ------------
PHONE                        FAX

20-2876380                         Charles P. Kuczynski
------------------------------     ---------------------------
EMPLOYER IDENTIFICATION NUMBER     PLAN ADMINISTRATION CONTACT

10/8/2004                    3
---------                   ---
DATE BUSINESS COMMENCED     ESTIMATED # OF ELIGIBLE EMPLOYEES

(A8) TYPE OF ENTITY
a. [x] Corporation (including tax-exempt or nonprofit)
b. [ ] Professional Service Corporation
c. [ ] S Corporation
d. [ ] Limited Liability Company taxed as (check one):
       dl. [ ] Partnership or Sole Proprietorship d2. [ ] Corporation d3. [ ] S Corporation
e. [ ] Sole Proprietorship
f. [ ] Partnership (including Limited Liability)
g. [ ] Other:



h. Is Employer a member of a controlled group? [ ] Yes [x] No
i. Is Employer a member of an affiliated service group? [ ] Yes
[x] No

(A9) FISCAL YEAR

Employer Fiscal Year means the 12 consecutive month period commencing on January 1 and ending on December 31.

PLAN INFORMATION

NOTE: An amendment to the Adoption Agreement is not needed solely to reflect a change in the Plan Number, Trustee
Information, and/or Plan Administrator Information of the Plan
Information section.

(B1) PLAN NAME

Omagine, Inc. 401(k) Plan DTD 10/01/2008
----------------------------------------
PLAN NAME

(B2) EFFECTIVE DATE
a. [x] This is a new Plan effective as of 10/01/2008(hereinafter called the "Effective Date").
b. [ ] This is an amendment and restatement of a previously established qualified plan of Employer that was originally effective _________(hereinafter called the "Effective Date"). The effective date of this amendment and restatement is ___________.
c. [ ] FOR GUST RESTATEMENTS: This is an amendment and restatement of a previously established qualified plan of the Employer to bring the Plan into compliance with GUST (GATT, USERRA, SBJPA and TRA '97). The original Plan effective date was _______(hereinafter called the "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is _______.

(B3) PLAN YEAR

Plan Year means the 12 consecutive month period beginning on January 1 and ending on December 31.

EXCEPT that there will be a short Plan Year:
a. [ ] No; n/a
b. [x] Yes, beginning on 10/01/2008 and ending on 12/31/2008.

(B4) VALUATION DATE

a. [x] Every day that the Trustee, any transfer agent appointed by the Trustee or the Employer, and any stock exchange used by such agent are open for business (daily valuation).
b. [ ] The last day of each Plan Year.
c. [ ] The last day of each Plan Year half (semi-annual).
d. [ ] The last day of each Plan Year quarter.
e. [ ] Other (specify day or dates): _______

(B5) PLAN NUMBER

The Plan Number assigned by Employer is:
a.[x] 001   b.[ ] 002   c.[ ] 003   d.[ ] other:_____

(B6) TRUSTEES

a. [x] Individual Trustee(s) who serve as discretionary
Trustee(s) over assets not subject to control by a corporate
Trustee:

Frank J. Drohan, President and William Hanley, Controller
---------------------------------------------------------
NAME(S) AND TITLE(S) OF TRUSTEE(S)

1. [x] Use Employer address and telephone number for Trustee(s)
2. [ ] Use different address and telephone number for Trustee(s)

b. [ ] Corporate Trustee
c. Shall a separate trust agreement be used with this Plan?
   [ ] Yes [x] No [ ]
  1. [ ] Corporate Trustee shall serve as a directed (nondiscretionary) Trustee over all Plan assets except for the following: _______
  2. [ ] Corporate Trustee shall serve as a discretionary Trustee over all Plan assets except for the following: _______



(B7) PLAN ADMINISTRATOR
The Plan Administrator shall be
a. [x] Employer (Use Employer address and telephone number)
b. [ ] As listed below:



(B8) CONSTRUCTION OF PLAN

This Plan shall be governed by the laws of the state or
commonwealth where the Employer's (or, in the case of a
corporate Trustee, such Trustee's) principal place of business is located unless another state or commonwealth is specified:
_________.

ELIGIBILITY REQUIREMENTS

(C1) ELIGIBLE EMPLOYEES (PLAN SECTION 1.15)

FOR ALL PURPOSES OF THE PLAN (except as elected in d. or e.
below for employer contributions) "eligible employees" means all Employees (including Leased Employees) EXCEPT:

NOTE: If different exclusions apply to Elective Deferrals than to other Employer contributions, complete this part a-b for the Elective Deferral component of the Plan.

a. [ ] n/a; no exclusions.
b. [x] The following are excluded, except that if b.3 is selected, such Employees will be included (select all that apply):
  1. [x] Union Employees (as defined in Plan Section 1.18)
  2. [x] Non-resident aliens (as defined in Plan Section 1.18)
  3. [ ] Employees who became Employees as the result of a "Code
Section 410(b)(6)(C) transaction" (as defined in Plan Section
1.18)

HOWEVER, different exclusions will apply (select c OR d and/ or e):

c. [x] n/a; the options elected in a through b above apply for all purposes of the Plan.
d. [ ] For purposes of all Employer contributions (other than Elective Deferrals and matching contributions) - see next
e. [ ] For purposes of Employer matching contributions - see next

IF d OR e, above, IS SELECTED, the following exclusions apply for such purposes (select f or g):
f. [ ] N/A. No exclusions
g. [ ] The following are excluded, except that if g3 is selected, such Employees will be included (select all that apply):
  1. [ ] Union Employees (as defined in Plan Section 1.18)
  2. [ ] Non-resident aliens (as defined in Plan Section 1.18)
  3. [ ] Employees who became Employees as the result of a "Code
Section 410(b)(6)(C) transaction" (as defined in Plan Section
1.18)

(C2) AFFILIATED EMPLOYER (PLAN SECTION 1.6)

The following Affiliated Employer will adopt this Plan as a Participating Employer (if there is more than one, or if Affiliated Employers adopt this Plan after the date the Adoption Agreement is executed, attach a list to this Adoption Agreement of such Affiliated Employers including their names, addresses, taxpayer identification numbers and types of entities):
NOTE: Regardless of the election below, Employees of an Affiliated Employer are generally treated as Employees of the Employer. However, if the transition rule for certain acquisitions and dispositions applies (Code Section 410(b)(6)(C)), then Employees of the Affiliated Employer will not be considered Employees of the Employer until the expiration of the transition period unless the Affiliated Employer actually adopts the Plan prior to such date.
a. [x] n/a
b. [ ] Applicable:
NAME OF FIRST AFFILIATED EMPLOYER:
ADDRESS:
CITY	STATE ZIP:
TELEPHONE:
TAXPAYER IDENTIFICATION NUMBER:

AND, the Affiliated Employer is:
c. [ ] a Corporation (including Tax-exempt, Non-profit or
Professional Service Corporation)
d. [ ] an S Corporation
e. [ ] a Limited Liability Company that is taxed as:
  1. [ ] a partnership or sole proprietorship
  2. [ ] a Corporation
  3. [ ] an S Corporation
f. [ ] a Sole Proprietorship
g. [ ] a Partnership (including Limited Liability)
h. [ ] Other:

(C3) CONDITIONS OF ELIGIBILITY (PLAN SECTION 3.1)

Any Eligible Employee will be eligible to participate in the Plan upon satisfaction of the following:

NOTE: If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in months of service, an Employee will not be required to complete any specified number of Hours of Service in a particular month, unless elected in
b.4. or i.4. below.

Eligibility for all purposes of the Plan, except as elected in e through k below for employer contributions (select a or all that apply of b, c, and d):

NOTE: If different conditions apply to Elective Deferrals than to other Employer contributions, complete this part a through d for the elective deferral component of the Plan.
a. [ ]  No age or service required (go to e through g below)
b. [x] Service Requirement: Completion of the following service requirement, which is based on Years of Service (or Periods of Service if the Elapsed Time Method is elected):
  1. [ ] No service requirement
  2. [ ] 1/4 Year of Service (3 months)
  3. [ ] 1/2 Year of Service (6 months)
  4. [ ] 3/4 Year of Service (9 months)
  5. [x] 1 Year of Service*
  6. [ ] ______ (not to exceed 1,000) Hours of Service within ______ (not to exceed 12) months from the Eligible Employee's employment commencement date. If an Employee does not complete the stated Hours of Service during the specified time period, the Employee is subject to the 1-Year of Service requirement in
b.5 above.
  7. [ ] Other:  _____(may not exceed one (1) Year of Service or
Period of Service)

*NOTE: Selecting the 1 Year of Service option has the effect of eliminating from eligibility any part- time employees who work less than 1,000 hours per year.
c. [x] Age Requirement:
  1. [ ] None.
  2. [ ] 20 1/2
  3. [x] 21
  4. [ ] other: _____ (may not exceed 21)
d. [ ] The service and/or age requirements specified above shall be waived with respect to any Eligible Employee who was employed on _______and such Eligible Employee shall enter the Plan as of such date.

The requirements to be waived are (select one or both):
  1. [ ] Service requirement (will let part-time Eligible
Employees in Plan)
  2. [ ] Age requirement

HOWEVER, DIFFERENT ELIGIBILITY CONDITIONS WILL APPLY (select e OR f and/or g):
e. [x] n/a; the options elected in a-d above apply for all purposes of the Plan.
f. [ ] For purposes of all Employer contributions (other than Elective Deferrals and matching contributions) - see next
g. [ ] For purposes of Employer matching contributions - see next


CONDITIONS OF ELIGIBILITY FOR PURPOSES OF EMPLOYER CONTRIBUTIONS If f OR g IS SELECTED above, the following eligibility conditions apply for such purposes:
h. [ ] No age or service requirements
i. [ ] Completion of the following service requirement which is based on Years of Service (or Periods of Service if the Elapsed Time Method is elected):
  1. [ ] No service requirement
  2. [ ] 1/2 Year of Service or Period of Service
  3. [ ] 1 Year of Service or Period of Service
  4. [ ] _____(not to exceed 1,000) Hours of Service within _____ (not to exceed 12) months from the Eligible Employee's employment commencement date. If an Employee does not complete the stated Hours of Service during the specified time period, the Employee is subject to the Year of Service requirement in
i.3. above.
  5. [ ] 1 1/2 Years of Service or Periods of Service
  6. [ ] 2 Years of Service or Periods of Service
  7. [ ] Other: _____(may not exceed two (2) Years of Service or Periods of Service)
NOTE: If more than one (1) Year of Service is elected, 100% immediate vesting is required.
j. [ ] Attainment of age:
  1. [ ] No age requirement
  2. [ ] 20 1/2
  3. [ ] 21
  4. [ ] other: _____(may not exceed 21)
k. [ ] The service and/or age requirements specified above shall be waived with respect to any Eligible Employee who was employed on and such Eligible Employee shall enter the Plan as of such date. The requirements to be waived are (select one or both):
  1. [ ] service requirement (will let part-time Eligible
Employees in Plan)
  2. [ ] age requirement


(C4) EFFECTIVE DATE OF PARTICIPATION (PLAN SECTION 3.2)

An Eligible Employee who has satisfied the eligibility requirements will become a Participant for all purposes of the Plan on (except as elected in g through p below for Employer contributions).

NOTE: If different entry dates apply to Elective Deferrals than to other Employer contributions, complete this part a though f for the Elective Deferral component of the Plan.

a. [ ] the first day of the Plan Year in which he/she meets the requirements.
b. [x] the first day of the month coinciding with or next following the date on which he/she meets the requirements.
c. [ ] the first day of the Plan Year quarter coinciding with or next following the date on which he/she meets the requirements.
d. [ ] the earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which he/she meets the requirements.
e. [ ] the first day of the Plan Year next following the date on which he/she meets the requirements. (Eligibility must be 1/2 Year of Service (or Period of Service) or less and age must be 20 1/2 or less.)
f. [ ] other: ___________________, provided that an Eligible Employee who has satisfied the maximum age (21) and service requirements (one (1) Year or Period of Service) and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.

HOWEVER, different entry dates will apply (select g OR h and/ or i).
g. [x] n/a; the options elected in a through f above apply for all purposes of the Plan.
h. [ ] For purposes of all Employer contributions (other than Elective Deferrals and matching contributions) - see Employer Contributions
i. [ ] For purposes of Employer matching contributions - see Employer Contributions IF h OR i IS SELECTED above, the following entry dates apply for such purposes (select one):
j. [ ] the first day of the month coinciding with or next following the date on which such requirements are satisfied.
k. [ ] the first day of the Plan Year quarter coinciding with or next following the date on which such requirements are satisfied.
l..[ ] the first day of the Plan Year in which such requirements are satisfied.
m. [ ] the first day of the Plan Year in which such requirements are satisfied, if such requirements are satisfied in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if such requirements are satisfied in the last 6 months of the Plan Year.
n. [ ] the earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which such requirements are satisfied.
o. [ ] the first day of the Plan Year next following the date on which such requirements are satisfied. (Eligibility must be 1/2 (or 1 1/2 if 100% immediate Vesting is selected) Year of Service (or Period of Service) or less and age must be 20 1/2 or less.)
p. [ ] other: ________________ provided that an Eligible Employee who has satisfied the maximum age (21) and service requirements (one (1) Year or Period of Service (or more than one (1) year if full and immediate vesting)) and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.


SERVICE

(D1) SERVICE WITH PREDECESSOR EMPLOYER (PLAN SECTIONS 1.57,
     1.85)

The following service with noted predecessor employer shall be recognized:
a. [x] n/a; no service with a predecessor Employer shall be recognized.
b. [ ] Service with ___________will be recognized except as follows (select '1 or all that apply of 2 through 4):
  1. [ ] n/a; no limitations
  2. [ ] service will only be recognized for vesting purposes.
  3. [ ] service will only be recognized for eligibility purposes.
  4. [ ] service prior to ________ will not be recognized.

NOTE: If the predecessor Employer maintained this qualified
Plan, then Years of Service (and/or Periods of Service) with such predecessor Employer shall be recognized pursuant to Plan
Sections 1.57 and 1.85 and b1, above, will apply.

(D2) SERVICE CREDITING METHOD (PLAN SECTIONS 1.57, 1.85)

NOTE: If no elections are made in this Section, then the Hours of Service Method will be used and the provisions set forth in the definition of Year of Service in Plan Section 1.85 will apply.

ELAPSED TIME METHOD shall be used for the following purposes
(select all that apply):
a. [x] n/a; plan only uses the Hours of Service Method
b. [ ] all purposes (if selected, skip to next section: Vesting)
c. [ ] eligibility to participate
d. [ ] vesting
e. [ ] sharing in allocations or contributions.


HOURS OF SERVICE METHOD shall be used for the following purposes (select all that apply):
f. [ ] n/a; plan only uses the Elapsed Time Method
g. [x] eligibility to participate in the Plan. The eligibility computation period after the initial eligibility computation period shall:
1. [ ] shift to the Plan Year after the initial computation period.
2. [x] be based on the date an Employee first performs an Hour of Service (initial computation period) and subsequent computation periods shall be based on each anniversary date thereof.
h. [x] vesting. The vesting computation period shall be...
  1. [ ] the Plan Year.
  2. [x] the date an Employee first performs an Hour of Service and each anniversary thereof.
i. [x] sharing in allocations or contributions (the computation period shall be the Plan Year).

AND, IF THE HOURS OF SERVICE METHOD IS BEING USED, the Hours of Service will be determined on the basis of the method selected below. Only one method may be selected. The method selected below will be applied to (select j or k)...
j. [x] all Employees
k. [ ] salaried Employees only (for hourly Employees, actual Hours of Service will be used) ON THE BASIS OF...
l. [x] actual hours for which an Employee is paid or entitled to payment.
m. [ ] days worked. An Employee will be credited with ten (10) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the day.
n. [ ] weeks worked. An Employee will be credited with forty-five (45) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the week.
o. [ ] semi-monthly payroll periods worked. An Employee will be credited with ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.
p. [ ] months worked. An Employee will be credited with one hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

AND, a Year of Service means the applicable computation period during which an Employee has completed at least:
q. [x] 1.000 Hours of Service (may not be more than 1,000) Hours of Service; if left blank, the Plan will use 1,000 Hours of Service).


VESTING

(E1) VESTING OF PARTICIPANT'S INTEREST (PLAN SECTION 6.4(b))
     [ ] N/A

Vesting for Employer Contributions (except as otherwise elected in j through q below for matching contributions), based on a Participant's Years of Service (or Periods of Service if the
Elapsed Time Method is elected), shall be as follows:

a. [x] Schedule A:   100% upon entering the Plan (required if
eligibility requirement is greater than one (1) Year of Service or Period of Service.)
b. [ ] Schedule B:   3 Year Cliff
                       0-2 years     0%
                         3 years   100%
c. [ ] Schedule C:   5 Year Cliff (not recommended due to top-
                                   heavy incompatibility)
                         0-4 years   0%
                         5 years   100%
d. [ ] Schedule D:   6 Year Graded
e. [ ] Schedule E:   4 Year Graded
                         1 year     25%
                         2 years    50%
                         3 years    75%
                         4 years   100%
f. [ ] Schedule F:   5 Year Graded
                         1 year     20%
                         2 years    40%
                         3 years    60%
                         4 years    80%
                         5 years   100%
g. [ ] Schedule G: 7 Year Graded (not available)
                         0-2 years   0%
                           3 years   20%
                           4 years   40%
                           5 years   60%
                           6 years   80%
                           7 years  100%
h. [ ] Other (must be as liberal as c or g above):
                  Years of Service  Vesting Percentage
                     _________        ___________




(E2) VESTING FOR EMPLOYER MATCHING CONTRIBUTIONS [x] N/A

The vesting schedule for Employer matching contributions, based on a Participant's Years of Service (or Periods of Service if the Elapsed Time Method is elected) shall be as follows:
i. [x] n/a; there are no matching contributions subject to a vesting schedule OR the schedule in a through h above shall also apply to matching contributions.
j. [ ] 100% upon entering Plan (required if eligibility requirement is greater than one (1) Year of Service or Period of Service)
k. [ ] Schedule B: 3 Year Cliff
l. [ ] Schedule C: 5 Year Cliff (not available)
m. [ ] Schedule D: 6 Year Graded
n. [ ] Schedule E: 4 Year Graded
o. [ ] Schedule F: 5 Year Graded
p. [ ] Schedule G: 7 Year Graded (not available)
q. [ ] Other (must be as liberal as l or p above):
       Years of Service    Vesting Percentage
          _________          ___________

(E3) VESTING SCHEDULE FOR AMENDED PLANS (PLAN SECTION 6.4(f))
     [x] N/A

If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule:
a. [x] Vesting schedule has not been amended, amended schedule is more favorable in all years or prior schedule was immediate
100% vesting.
b. [ ] pre-amended schedule:
       Years of Service    Vesting Percentage
          _________          ___________

(E4) TOP HEAVY TESTING (PLAN SECTION 6.4(c))

If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service (or Periods of Service if the Elapsed Time Method is elected), shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall also apply to any contributions made before the Plan became a Top Heavy Plan and shall continue to apply if the Plan ceases to be a Top Heavy Plan unless an amendment is made to change the vesting schedule.
a. [x] n/a (the regular vesting schedule - A, B, D, E, F, J, K, M, N, 0 - already satisfies one of the minimum top heavy schedules)
b. [ ] Schedule D: 6 Year Graded
c. [ ] Schedule B: 3 Year Cliff
d. [ ] Other (must be as liberal as b or c above):
       Years of Service    Vesting Percentage
          _________          ___________

NOTE: This Section does not apply to the account balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this Section.



(E5) EXCLUDED VESTING SERVICE (PLAN SECTION 6.4(h))
a. [ ] No exclusions.
b. [ ] Service prior to the Effective Date of the Plan or a predecessor plan.
c. [x] Service prior to the time an Employee attained plan eligibility age.




(E6) VESTING FOR DEATH AND TOTAL PERMANENT DISABILITY

Regardless of the vesting schedule, Participants shall become fully Vested upon (select a or all that apply of b and c)...
a. [ ] n/a; apply vesting schedule, or all contributions to the Plan are fully Vested.
b. [x] death.
c. [x] total and permanent disability.

(E7) NORMAL RETIREMENT AGE ("NRA") (PLAN SECTION 1.45)

Normal Retirement Age shall mean...
a. [x] date of Participant's  65th  birthday (not to exceed
65th).
b. [ ] later Participant's ___ birthday (not to exceed 65th) or the ___ (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced.


(E8) NORMAL RETIREMENT DATE (PLAN SECTION 1.45)

Normal Retirement Date means the...
a. [x] Participant's "NRA"
b. [ ] first day of the month...
    [ ] coinciding with or next following the Participant's NRA.
    [ ] nearest the Participant's NRA.
b. [ ] Anniversary Date...
    [ ] coinciding with or next following the Participant's NRA.
    [ ] nearest the Participant's NRA.


(E9) EARLY RETIREMENT DATE (PLAN SECTION 1.15)

Early Retirement Date means the...
a. [x] No Early Retirement provision provided.
b. [ ] date on which a Participant...
  1. [ ] attains age ___
  2. [ ] attains age ___ and completes at least ___ Years of Service (or Periods of Service) for vesting purposes
c. [ ] first day of the month coinciding with or next following the date on which a Participant...
  1. [ ] attains age ___
  2. [ ] attains age ___ and completes at least ___ Years of Service (or Periods of Service) for vesting purposes
d. [ ] Anniversary Date coinciding with or next following the date on which a Participant ...
  1. [ ] attains age ___
  2. [ ] attains age ___ and completes at least ___ Years of Service (or Periods of Service) for vesting purposes
AND, if b, c or d is selected, shall a Participant become fully Vested upon attainment of the Early Retirement Date [ ]Yes [ ]No



COMPENSATION


(F1) COMPENSATION (PLAN SECTION 1.11)

Compensation with respect to any Participant means...
a. [x] wages, tips and other Compensation of Form W-2.
b. [ ] Section 3401(a) wages (wages for withholding purposes).
c. [ ] 415 safe-harbor compensation.

Compensation shall be based on the following determination period:
d. [ ] the Plan Year.
e. [ ] he Fiscal Year coinciding with or ending within the Plan
Year.
f. [x] the calendar year coinciding with or ending within the Plan Year.

NOTE: The Limitation Year for Code Section 415 purposes shall be the same as the determination period for Compensation unless an alternative period is specified: __________ (must be a consecutive twelve month period).

Compensation shall be adjusted by (select all that apply):
g. [x] n/a; no adjustments
h. [ ] including compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125 (cafeteria plan), 132(f)(4) (qualified transportation fringe), 402(e)(3) (401(k) plan), 402(h)(1)(B) (simplified employee pension plan), 414(h) (employer pickup contributions under a governmental plan), 403(b) (tax sheltered annuity) or 457(b) (eligible deferred compensation plan)

i. [ ] excluding reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation (other than deferrals specified in 1. above) and welfare benefits
j. [ ] excluding Compensation paid during the determination period while not a Participant in the component of the Plan for which the definition is being used

HOWEVER, FOR SALARY DEFERRAL AND MATCHING PURPOSES Compensation shall be adjusted by (for salary deferral purposes the Plan automatically includes amounts in h above):
k. [x] n/a; no adjustments or same adjustments as in above
l..[ ] Compensation shall be adjusted by: (select all that
apply)
  1. [ ] excluding reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation (other than deferrals specified in h.1. above) and welfare benefits
  2. [ ] excluding Compensation paid during the determination period while not a Participant in the component of the Plan for which the definition is being used

CONTRIBUTIONS & ALLOCATIONS

(G1) SALARY REDUCTION ARRANGEMENT-ELECTIVE DEFERRALS (PLAN
SECTION 12.2)

Each Employee may elect to have his/her Compensation reduced by...
a. [ ] ____ %
b. [ ] up to 15%
c. [ ] from ___ % to ___ %
d. [x] up to the maximum percentage allowable not to exceed the limits of Code Sections 401(k), 402(g), 404 and 415.

AND, Participants who are Highly Compensated Employees determined as of the beginning of a Plan Year may only elect to defer Compensation by...
e. [x] Same limits as specified above.
f. [ ] The percentage equal to the deferral limit in effect under Code Section 402(g)(3) for the calendar year that begins with or within the Plan Year divided by the annual compensation limit in effect for the Plan Year under Code Section 401(a)(17).

Can Participants make a special salary deferral election with respect to bonuses?
g. [x] No.
h. [ ] Yes, a Participant may elect to defer up to ___ % of any bonus.

Participants can commence salary deferrals on the effective date of participation and on the first day of each month (must be at least once each calendar year) and can modify salary deferral elections...
i. [ ] as of each payroll period
j. [ ] on the first day of the month
k. [x] on the first day of each Plan Year quarter
l. [ ] on the first day of the Plan Year or the first day of the 7th month of the Plan Year
m. [ ] other: (must be at least once each calendar year)

AUTOMATIC ELECTION: Shall Participants who do not affirmatively elect to receive cash or have a specified amount contributed to the Plan automatically have Compensation deferred?
n. [x] No.
o. [ ] Yes, by ___ % of Compensation.

SHALL THERE BE a special effective date for the salary deferral component of the Plan?
p. [x] No.
q. [ ] Yes, the effective date of the salary deferral component of the Plan is__________ (enter month/ day/year).

(G2) 401(10 SAFE HARBOR PROVISIONS (PLAN SECTION 12.8)

Will the ADP and/or ACP test safe harbor provisions be used?
a. [x] No. (If selected, skip to next section: G3 Employer
Matching Contributions)
b. [ ] Yes, but only the ADP (and NOT the ACP) Test Safe Harbor provisions will be used.
c. [ ] Yes, both the ADP and ACP Test Safe Harbor provisions will be used.

If c (both ADP and ACP), does the Plan permit matching contributions in addition to any safe harbor contributions elected in d. or e. below?
  1. [ ] No or n/a. Any matching contributions, other than any Safe Harbor Matching Contributions elected in d below, will be suspended in any Plan Year in which the safe harbor provisions are used.
  2. [ ] Yes, the Employer may make matching contributions in addition to any Safe Harbor Matching contributions elected in d or e below. (Complete the following two sections, which relate to matching contributions that will apply in addition to any elections made in d below. NOTE: Regardless of any election made in the following question, the Plan automatically provides that only Elective Deferrals up to 6% of Compensation are taken into account in applying the match set forth in that Question and that the maximum discretionary matching contribution that may be made on behalf of any Participant is 4% of Compensation.)

THE EMPLOYER WILL MAKE THE FOLLOWING ADP TEST SAFE HARBOR
CONTRIBUTION FOR THE PLAN YEAR:

NOTE: The ACP Test Safe Harbor is automatically satisfied if the only matching contribution made to the Plan is either (1) a Basic Matching Contribution or (2) an Enhanced Matching
Contribution that does not provide a match on Elective Deferrals in excess of 6% of Compensation.

d. [ ] Safe Harbor Matching Contribution (select '1 or 2 AND 3)
  1. [ ] Basic Matching Contribution: The Employer will make Matching Contributions to the account of each "Eligible Participant" in an amount equal to the sum of 100% of the amount of the Participant's Elective Deferrals that do not exceed 3% of the Participant's Compensation, plus 50% of the amount of the Participant's Elective Deferrals that exceed 3% of the Participant's Compensation but do not exceed 5% of the Participant's Compensation.
  2. [ ] Enhanced Matching Contribution: The Employer will make Matching Contributions to the account of each "Eligible Participant" in an amount equal to the sum of...
    a) ___ % (may not be less than 100%) of the Participant's Elective Deferrals that do not exceed ___ % (if over 6% or if left blank, the ACP test will still apply) of the Participant's Compensation, plus...
    b) ___ % of the Participant's Elective Deferrals that exceed ___ % of the Participant's Compensation but do not exceed ___ % (if over 6% or if left blank the ACP test will still apply) of the Participant's Compensation.

NOTE: a) and b) must be completed so that, at any rate of Elective Deferrals, the matching contribution is at least equal to the matching contribution receivable if the Employer were making Basic Matching Contributions, but the rate of match cannot increase as deferrals increase. For example, if a. is completed to provide a match equal to 100% of deferrals up to 4% of Compensation, then b. need not be completed.
  3. [ ] The safe harbor matching contribution will be determined on the following basis (and Compensation for such purpose will be based on the applicable period):
    a) [ ] the entire Plan Year.
    b) [ ] each payroll period.
    c) [ ] all payroll periods ending with or within each month.
    d) [ ] all payroll periods ending with or within the Plan
Year quarter.
e. [ ] Nonelective Safe Harbor Contributions (select one):
  1. [ ] The Employer will make a Safe Harbor Nonelective Contribution to the account of each "Eligible Participant" in an amount equal to ___ % (may not be less than 3%) of the Employee's Compensation for the Plan Year.
  2. [ ] The Employer will make a Safe Harbor Nonelective Contribution to another defined contribution plan maintained by the Employer (specify the name of the other plan): ____________

For purposes of the ADP Test Safe Harbor contribution, the term "Eligible Participant" means any Participant who is eligible to make Elective Deferrals with the following exclusions:
f. [ ] Highly Compensated Employees.
g. [ ] Employees who have not satisfied the greatest minimum age and service conditions permitted under Code Section 410(a).
h. [ ] Other: _____________(must be a category that could be excluded under the permissive or mandatory disaggregation rules of Regulations 1.401(k)-1(b)(3) and 1.401(m)-1(b)(3)).

Special effective date, if any, of ADP and ACP Test safe harbor provisions shall be...
i. [ ] n/a; the safe harbor provisions are effective as of the later of the Effective Date of this Plan or, if this is an amendment or restatement, the effective date of the amendment or restatement.
j. [ ] the Plan Year beginning _______ (enter the first day of the Plan Year for which the provisions are (or, for GUST updates, were) effective and, if necessary, enter any other special effective dates that apply with respect to the provisions).




(G3) EMPLOYER MATCHING CONTRIBUTIONS (PLAN SECTION 12.1(a)(2))
    [x] N/A

NOTE: Regardless of any election below, if the ACP test safe harbor is being used (i.e., Question G2c is selected), then the Plan automatically provides that only Elective Deferrals up to 6% of Compensation are taken into account in applying the match set forth below and that the maximum discretionary matching contribution that may be made on behalf of any Participant is 4% of Compensation.

a. [x] n/a; no matching contributions (skip to item G4)
b. [ ] Employer ... (select 1 or 2)
  1. [ ] may make matching contributions equal to a discretionary percentage, to be determined by Employer, of the Participant's Elective Deferrals.
  2. [ ] will make matching contributions equal to ___ % (e.g., 50) of the Participant's Elective Deferrals, plus:
    a) [ ] n/a.
    b) [ ] an additional discretionary percentage, to be determined by the Employer.

AND, in determining the matching contribution above, only Elective Deferrals up to the percentage or dollar amount specified below will be matched: (select 3 and/or 4 OR 5)
  3. [ ] ___ % of a Participant's Compensation.
  4. [ ] $ ___
  5. [ ] a discretionary percentage of a Participant's Compensation or a discretionary dollar amount, the percentage or dollar amount to be determined by the Employer on a uniform basis to all Participants.
c. [ ] The Employer may make matching contributions equal to a discretionary percentage, to be determined by the Employer, of each tier, to be determined by the Employer, of the Participant's Elective Deferrals.
d. [ ] The Employer will make matching contributions equal to the sum of ___ % of the portion of the Participant's Elective Deferrals which do not exceed ___ % of the Participant's Compensation or $ ___ plus ___ % of the portion of the Participant's Elective Deferrals which exceed ___ % of the Participant's Compensation or $ ___ , but does not exceed ___ % of the Participant's Compensation or $ ___.

NOTE: If c or d is elected, the rate of matching contributions must decrease as a Participant's Elective Deferrals or Years of Service (or Periods of Service) increase.


Matching contributions will be determined on the following basis
(and any Compensation or dollar limitation used in determining the match will be based on the applicable period):
e. [ ] the entire Plan Year.
f. [ ] each payroll period.
g. [ ] all payroll periods ending within each month.
h. [ ] all payroll periods ending with or within the Plan Year quarter.

The matching contribution made on behalf of any Participant for any Plan Year will not exceed:
i. [ ] n/a.
j. [ ] $ ____.

Matching contributions will be made on behalf of...
k. [ ] all Participants.
l. [ ] only Non-Highly Compensated Employees.

Shall the matching contributions be qualified matching contributions?
m. [ ] Yes. If elected, ALL matching contributions will be fully
Vested and will be subject to restrictions on withdrawals. In addition, Qualified Matching Contributions may be used in either the ADP or ACP test.
n. [ ] No.


(G4) PARTICIPANT ELIGIBILITY TO SHARE IN ANY EMPLOYER
MATCHING CONTRIBUTIONS (PLAN SECTION 12.1(a)(2))  [x] N/A

Participants who ARE actively employed at the company at the end of the Plan Year (regardless of the service completed during such Plan Year) will be eligible to share in any matching contributions.

For Participants who are NOT actively employed at the end of the Plan Year, only Participants who satisfy the following conditions will be eligible to share in the allocation of matching contributions (select a and/or b):
a. [ ] have completed more than 500 Hours of Service (not more than 500) or, if the Elapsed Time Method is elected, three (3) months of service (not more than three).
b. [ ] are not such because of... (select all that apply)
  1. [ ] death
  2. [ ] total and permanent disability
  3. [ ] early or normal retirement


(G5) EMPLOYER PROFIT-SHARING CONTRIBUTIONS (PLAN SECTION
12.1(a)(3)) [ ] N/A

a. [ ] n/a; no Employer Profit Sharing Contributions may be made (other than top heavy minimum contributions) (skip to next section: Qualified Nonelective Contributions)
b. [x] discretionary, to be determined by Employer, not limited to current or accumulated Net Profits.
c. [ ] discretionary, to be determined by Employer, out of current or accumulated Net Profits.

If b or c above is selected, the Employer's discretionary profit sharing contribution for a Plan Year will be allocated as follows:
d. [x] Nonintegrated Allocation
  1. [x] In the same ratio as each Participant's Compensation bears to the total of such Compensation of all Participants.
  2. [ ] In the same dollar amount to all Participants (per capita).
  3. [ ] In the same dollar amount per Hour of Service completed by each Participant.
e. [ ] Integrated Allocation: In accordance with Plan Section 4.3(b)(2) based on a Participant's Compensation in excess of...
  1. [ ] The Taxable Wage Base
  2. [ ] ___ % (not to exceed 100%) of the Taxable Wage Base
(see Note below)
  3. [ ] 80% of the Taxable Wage Base plus $1.00.
  4. [ ] $ ___ (not greater than the Taxable Wage Base). (See
Note below)

NOTE: The integration percentage of 5.7% shall be reduced to (a)
4.3% if 2 or 4 above is more than 20% and less than or equal to 80% of the Taxable Wage Base, or (b) 5.4% if 3 is elected or if 2 or 4 above is more than 80% of the Taxable Wage Base.


(G6) QUALIFIED NON ELECTIVE CONTRIBUTIONS (PLAN SECTION
12.1(a)(4))  [ ] N/A

NOTE: Regardless of any election made in this Question, the Plan automatically permits Qualified Non-Elective Contributions to correct a failed ADP or ACP test.

a. [ ] n/a. There will be no additional Qualified Non-Elective Contributions except as otherwise provided in the Plan.
b. [ ] Employer will make a Qualified Non-Elective Contribution equal to ___ % of the ___ total Compensation of those Participants eligible to share in the allocations.
c. [x] Employer may make a Qualified Non-Elective Contribution in an amount to be determined by Employer, to be allocated in proportion to the Compensation of those Participants eligible to share in the allocations.
d. [ ] Employer may make a Qualified Non-Elective Contribution in an amount to be determined by Employer, to be allocated equally to all Participants eligible to share in the allocations (per capita).

If b, c or d is selected, the Qualified Non-Elective
Contributions above will be made on behalf of...
e. [x] all Participants.
f. [ ] only Non-Highly Compensated Employees.



(G7) PARTICIPANT ELIGIBILITY TO SHARE IN ANY EMPLOYER
DISCRETIONARY PROFIT-SHARING CONTRIBUTIONS, QUALIFIED
NONELECTIVE CONTRIBUTIONS (other than Qualified Non-Elective
Contributions under Plan Sections 12.5(c) and 12.7(g)), AND
FORFEITURES   [ ] N/A

Participants who ARE actively employed at the company at the end of the Plan Year (regardless of the service completed during such Plan Year) shall share in the allocations regardless of the service completed during such Plan Year.

For Participants who are NOT actively employed at the end of the Plan Year, only Participants who satisfy the following conditions will be eligible to share in the allocations (select b and/or c if not a):

a. [ ] n/a; Plan does not permit such contributions and all contributions under the Plan are fully Vested.
b. [x] Participant has completed more than 500 Hours of Service (not more than 500) or, if the Elapsed Time Method is elected, three (3) months of service (not more than three).
c. [x] Participant is NOT actively employed due to... (select all that apply)
  1. [x] death
  2. [x] total and permanent disability
  3. [x] early or normal retirement


(G8) FORFEITURES (PLAN SECTIONS 1.27, 4.3(e))

Except as provided in Plan Section 1.27, a Forfeiture will occur
(if no election is made, a will apply):

a. [x] as of the earlier of (1) the last day of the Plan Year in which the Former Participant incurs five (5) consecutive 1-Year Breaks in Service, or (2) the distribution of the entire Vested portion of the Participant's Account.
b. [ ] as of the last day of the Plan Year in which the Former Participant incurs five (5) consecutive 1-Year Breaks in Service.

Will Forfeitures first be used to pay any administrative expenses?
c. [ ] Yes
d. [x] No

AND, EXCEPT as otherwise provided below with respect to Forfeitures attributable to matching contributions, any remaining Forfeitures will be...
e. [ ] added to any Employer discretionary contribution.
f. [x] used to reduce any Employer contribution.
g. [ ] added to any Employer matching contribution and allocated as an additional matching contribution.
h. [ ] allocated to all Participants eligible to share in the allocations in the same proportion that each Participant's Compensation for the Plan Year bears to the Compensation of all Participants for such year.
Forfeitures of matching contributions will be...
i. [x] n/a; same as above or no matching contributions.
j. [ ] used to reduce the Employer's matching contribution.
k. [ ] added to any Employer matching contribution and allocated as an additional matching contribution.
l. [.] added to any Employer discretionary profit sharing contribution.
m.[ ] allocated to all Participants eligible to share in the matching allocations (regardless of whether a Participant elected any salary reductions) in proportion to each such Participant's Compensation for the year.
n. [ ] allocated to all Non-Highly Compensated Employees eligible to share in the matching allocations (regardless of whether a Participant elected any salary reductions) in proportion to each such Participant's Compensation for the year.



(G9) ALLOCATIONS OF EARNINGS (PLAN SECTION 4.3(c))

Allocations of earnings with respect to amounts which are not subject to Participant directed investments and which are contributed to the Plan after the previous Valuation Date will be determined...
a. [x] n/a; all assets in the Plan are subject to Participant investment direction
b. [ ] by using a weighted average based on the amount of time that has passed between the date a contribution or distribution was made and the date of the prior Valuation Date.
c. [ ] by treating one-half of all such contributions as being a part of the Participant's nonsegregated account balance as of the previous Valuation Date.
d. [ ] by using the method specified in Plan Section 4.3(c) (balance forward method).
e. [ ] other: ________________ (must be a definite predetermined formula that is not based on Compensation and that satisfies the nondiscrimination requirements of Regulation 1.401(a)(4)-4 and is applied uniformly to all Participants).



(G10) LIMITATIONS ON ALLOCATIONS (PLAN SECTION 4.4)

If any Participant is covered under another qualified defined contribution plan maintained by Employer, other than a Master or Prototype Plan, or if Employer maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(1)(2), under which amounts are treated as Annual Additions with respect to any Participant in this Plan...

a. [x] n/a; Employer does not maintain another qualified defined contribution plan other than a paired plan.
b. [ ] The provisions of Plan Section 4.4(b) will apply as if the other plan were a Master or Prototype Plan.
c. [ ] Specify the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion:

*NOTE: If b or c is selected above, Employer may not rely on the opinion letter issued by the Internal Revenue Service that this Plan is qualified under Code Section 401.

If any participant is a Participant in a qualified defined benefit plan maintained by Employer...
d. [x] n/a; Employer does not maintain, and has never maintained, a qualified defined benefit plan OR the provisions of Code Section 415(e) no longer apply to the Plan.
e. [ ] n/a; the provisions of Code Section 415(e) no longer apply to this Plan effective with respect to Limitation Years beginning after December 31, 1999, or if later __________ (if a later date is entered, this Plan will not be considered a safe harbor plan under Code Section 401(a)(4) and the Regulations thereunder).
f. [ ] In any Limitation Year, the Annual Additions credited to the Participant under this Plan may not cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the Limitation Year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Section 4.5 of the Plan.
g. [ ] Specify the method under which the plans involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion: ________________________.

NOTE: If f or g is selected above, Employer may not rely on the opinion letter issued by the Internal Revenue Service that this Plan is qualified under Code Section 401.



DISTRIBUTIONS

(H1) FORM OF DISTRIBUTIONS (PLAN SECTIONS 6.5, 6.6)

Distributions under the Plan may be made in (select all that apply)...
a. [x] lump-sums.
b. [ ] substantially equal installments.
c. [ ] partial withdrawals provided the minimum withdrawal is $ ____.

AND, pursuant to Plan Section 6.12...
d. [x] no annuities are allowed (Plan Section 6.12(b) will apply and the joint and survivor rules of Code Sections 401(a)(11) and 417 will not apply to the Plan).

AND, if this is an amendment that is eliminating annuities, then an annuity form of payment is not available with respect to distributions that have an Annuity Starting Date beginning on or after...

  1. [ ] n/a
  2. [ ] ____________ (may not be a retroactive date), except that regardless of the date entered, the amendment will not be effective prior to the time set forth in Plan Section 8.1(e).
e. [ ] annuities are allowed as the normal form of distribution (Plan Section 6.12 will not apply and the joint and survivor rules of Code Sections 401(a)(11) and 417 will automatically apply). If elected, the Pre- Retirement Survivor Annuity (minimum spouse's death benefit) will be equal to:
  1. [ ] 100% of Participant's interest in the Plan.
  2. [ ] 50% of Participant's interest in the Plan.
  3. [ ] ___ % (may not be less than 50%) of a Participant's interest in the Plan.

AND, the normal form of the Qualified Joint and Survivor Annuity will be a joint and 50% survivor annuity unless otherwise elected below:
  4. [ ] N/A.
  5. [ ] Joint and 100% survivor annuity.
  6. [ ] Joint and 75% survivor annuity.
  7. [ ] Joint and 66 2/3% survivor annuity.

NOTE: If only a portion of the Plan assets may be distributed in an annuity form of payment, then select d AND e, above, and the ssets subject to the joint and survivor annuity provisions will be those assets attributable to (specify): ____________________ (e.g., the money purchase pension plan that was merged into this Plan).

AND, distributions may be made in...
f. [ ] cash only (except for insurance or annuity contracts).
g. [x] cash or property.



(H2) CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

Distributions upon termination of employment pursuant to Plan
Section 6.4(a) of the Plan will not be made unless the following conditions have been satisfied:
a. [ ] No distributions may be made until a Participant has reached Early or Normal Retirement Date.
b. [x] Distributions may be made as soon as administratively feasible at the Participant's election.
c. [ ] The Participant has incurred ___1-Year Break(s) in Service (or Period(s) of Severance if the Elapsed Time Method is elected).
d. [ ] Distributions may be made at the Participant's election as soon as administratively feasible after the Plan Year coincident with or next following termination of employment.
e. [ ] Distributions may be made at the Participant's election as soon as administratively feasible after the Plan Year quarter coincident with or next following termination of employment.
f. [ ] Distributions may be made at the Participant's election coincident with or next following termination of employment.
g. [ ] Distributions may be made at the Participant's election as soon as administratively feasible ___ months following termination of employment.
h. [ ] Other: _________________________ (must be objective
conditions which are ascertainable and are not subject to Employer discretion except as otherwise permitted in Regulation 1.411(d)-4 and may not exceed the limits of Code Section 401(a)(14) as set forth in Plan Section 6.7).



(H3) INVOLUNTARY DISTRIBUTIONS

Will involuntary distributions of amounts less than $5,000 be made in accordance with the provisions of Sections 6.4, 6.5 and 6.6? (NOTE: Prototype plan amendment Article II: Default
Provision: Lower Mandatory Cash-Out Threshold $1,000 dated 3/28/2005 reduced involuntary distributions to $1,000 from the previous $5,000 threshold.)
a. [x] Yes
b. [ ] No



(H4) MINIMUM DISTRUBUTION TRANSITIONAL RULES (PLAN SECTION
     6.5(e))

NOTE: This Section does not apply to (1) a new Plan or (2) an amendment or restatement of an existing Plan that never contained the provisions of Code Section 401(a)(9) as in effect prior to the amendments made by the Small Business Job
Protection Act of 1996 (SBJPA).

The "required beginning date" for a Participant who is not a "five percent (5%) owner" is...
a. [x] n/a (this is a new Plan or this Plan has never included the pre-SBJPA provisions)
b. [ ] April 1st of the calendar year following the year in which the Participant attains age 70 1/2. (The pre-SBJPA rules will continue to apply.)
c. [ ] April 1st of the calendar year following the later of the year in which the Participant attains age 70 1/2 or retires (the post-SBJPA rules), with the following exceptions (select one or both and if no election is made, both will apply effective as of January 1, 1996):
  1. [ ] A Participant who was already receiving required minimum distributions under the pre-SBJPA rules as of _______ (not earlier than January 1, 1996) may elect to stop receiving distributions and have them recommence in accordance with the post-SBJPA rules. Upon the recommencement of distributions, if the Plan permits annuities as a form of distribution then the following will apply:
    a) [ ] n/a; annuity distributions are not permitted.
    b) [ ] Upon the recommencement of distributions, the original Annuity Starting Date will be retained.
    c) [ ] Upon the recommencement of distributions, a new Annuity Starting Date is created.
  2. [ ] A Participant who had not begun receiving required minimum distributions as of _________ (not earlier than January 1, 1996) may elect to defer commencement of distributions until retirement. The option to defer the commencement of distributions (i.e., to elect to receive in-service distributions upon attainment of age 701/2) will apply to all such Participants unless the option below is elected:
    a) [ ] N/A
    b) [ ] The in-service distribution option is eliminated with respect to Participants who attain age 70 1/2 in or after the calendar year that begins after the later of (1) December 31, 1998, or (2) the adoption date of the amendment and restatement to bring the Plan into compliance with SBJPA. (This option may only be elected if the amendment to eliminate the in-service distribution is adopted no later than the last day of the remedial amendment period that applies to the Plan for changes under SBJPA.)



(H5) DISTRIBUTIONS UPON DEATH (PLAN SECTION 6.6(b))

Distributions upon the death of a Participant prior to receiving any benefits shall...

a. [x] be made pursuant to the election of the Participant or beneficiary.
b. [ ] begin within 1 year of death for a designated beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such beneficiary, except that if the beneficiary is the Participant's spouse, begin prior to December 31st of the year in which the Participant would have attained age 70 1/2.
c. [ ] be made within 5 (or if lesser ____) years of death for all beneficiaries.
d. [ ] be made within 5 (or if lesser ____) years of death for all beneficiaries, except that if the beneficiary is the Participant's spouse, begin prior to December 31st of the year in which the Participant would have attained age 70'/2 and be payable over the life (or over a period not exceeding the life expectancy) of such surviving spouse.



(H6) HARDSHIP DISTRIBUTIONS (PLAN SECTIONS 6.11 AND/OR 12.9)

a. [ ] No hardship distributions are permitted.
b. [x] Hardship distributions are permitted from the following accounts (select all that apply):
  1. [x] All accounts.
  2. [ ] Participant's Elective Deferral Account.
  3. [ ] Participant's Account attributable to Employer matching contributions.
  4. [ ] Participant's Account attributable to Employer profit sharing contributions.
  5. [ ] Participant's Rollover Account.
  6. [ ] Participant's Transfer Account.
  7. [ ] Participant's Voluntary Contribution Account.

NOTE: Distributions from a Participant's Elective Deferral Account are limited to the portion of such account attributable to such Participant's Elective Deferrals (and earnings attributable thereto up to December 31, 1988). Hardship distributions are not permitted from a Participant's Qualified Non-Elective Account (including any 401(k) Safe Harbor Contributions) or Qualified Matching Contribution Account.

AND, shall the safe harbor hardship rules of Plan Section 12.9 apply to distributions made from all accounts? (Note: The safe harbor hardship rules automatically apply to hardship distributions of Elective Deferrals.)

c. [ ]No or n/a. The provisions of Plan Section 6.11 apply to hardship distributions from all accounts other than a Participant's Elective Deferral Account.
d. [x] Yes. The provisions of Plan Section 12.9 apply to all hardship distributions.

AND, are distributions restricted to those accounts in which a Participant is fully Vested?
e. [x] Yes, distributions may only be made from accounts which are fully Vested.
f. [ ] No. (If elected, the fraction at Plan Section 6.5(i) shall apply in determining vesting of the portion of the account balance not withdrawn).

AND, the minimum hardship distribution shall be...
g. [ ] N/A. There is no minimum.
h. [x] $ 1,000 (may not exceed $1,000).



(H7) IN-SERVICE DISTRIBUTIONS (PLAN SECTION 6.10)

a. [ ] In-service distributions may not be made (except as otherwise elected for Hardship Distributions).
b. [x] In-service distributions may be made to a Participant who has not separated from service provided any of the following conditions have been satisfied (select all that apply):
  1. [x] the Participant has attained age 59 1/2.
  2. [ ] the Participant has reached Normal Retirement Age.
  3. [ ] the Participant has been a Participant in the Plan for at least ___ years (may not be less than five (5)).
  4. [ ] the amounts being distributed have accumulated in the Plan for at least two (2) years.

AND, in-service distributions are permitted from the following accounts (select all that apply):

c. [x] All accounts.
d. [ ] Participant's Elective Deferral Account.
e. [ ] Qualified Matching Contribution Account and portion of
Participant's Account attributable to Employer matching contributions.
f. [ ]Participant's Account attributable to Employer profit sharing contributions.
g. [ ]Qualified Non-Elective Contribution Account.
h. [ ] Participant's Rollover Account.
i. [ ] Participant's Transfer Account.
j. [ ] Participant's Voluntary Contribution Account.

NOTE: Distributions from a Participant's Elective Deferral
Account, Qualified Matching Contribution Account and Qualified
Non-Elective Account (including 401(k) Safe Harbor
Contributions) are subject to restrictions and generally may not be distributed prior to age 59 1/2.

AND, are distributions restricted to those accounts in which a Participant is fully Vested?

k. [x] Yes, distributions may only be made from accounts which are fully Vested.
l. [ ] No. (If elected, the fraction at Plan Section 6.5(i) will apply in determining vesting of the portion of the account balance not withdrawn.)

AND, the minimum distribution shall be...
m. [ ] n/a; there is no minimum.
n. [x] $1,000.00 (may not exceed $1,000).



NONDISCRIMINATION TESTING

(I1) HIGHLY COMPENSATED EMPLOYEE (PLAN SECTION 1.31)

NOTE: If this is a GUST restatement, complete the questions in this Section retroactively to the first Plan Year beginning after 1996.

Top-Paid Group Election: Will the top-paid group election be made? (The election made below for the latest year will continue to apply to subsequent Plan Years unless a different election is made.)
a. [x] Yes, for the Plan Year beginning in: 10/01/2008
b. [ ] No, for the Plan Year beginning in: ___________

Calendar Year Data Election: Will the calendar year data election be used? (The election made below for the latest year will continue to apply to subsequent Plan Years unless a different election is made.)
c. [x] Yes, for the Plan Year beginning in: 10/01/2008
d. [ ] No, for the Plan Year beginning in: ___________



(I2) ADP AND ACP TESTS (PLAN SECTIONS 12.4 AND/OR 12.6)

The ADP ratio and ACP ratio for Non-Highly Compensated Employees will be based on the following. The election made below for the latest year will continue to apply to subsequent Plan Years unless the Plan is amended to a different election.

a. [ ] N/A. This Plan satisfies the ADP Test Safe Harbor rules and there are no contributions subject to an ACP test or for all Plan Years beginning in or after the Effective Date of the Plan or, in the case of an amendment and restatement, for all Plan Years to which the amendment and restatement relates.
b. [ ] PRIOR YEAR TESTING: The prior year ratio will be used for the Plan Year beginning in _____. (Note: If this election is made for the first year the Code Section 401(k) or 401(m) feature is added to this Plan (unless this Plan is a successor plan), the amount taken into account as the ADP and ACP of Non-Highly Compensated Employees for the preceding Plan Year will be 3%.)
c. [x] CURRENT YEAR TESTING: The current year ratio will be used for the Plan Year beginning in 10/01/2008. NOTE: In any Plan Year where the ADP Test Safe Harbor is being used but not the ACP Test Safe Harbor, then c. above must be used if an ACP test applies for such Plan Year.



TOP HEAVY REQUIREMENTS

(J1) TOP HEAVY DUPLICATIONS (PLAN SECTION 4.3(i))

When a Non-Key Employee is a Participant in this Plan and a Defined Benefit Plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits: (If b, c, d or e is elected, f must be completed.)

a. [x] n/a; Employer does not maintain a Defined Benefit Plan other than a paired plan. (Skip to next question.)
b. [ ] The full top heavy minimum will be provided in each plan (if selected, Plan Section 4.3(i) shall not apply).
c. [ ] 5% defined contribution minimum.
d. [ ] 2% defined benefit minimum.
e. [ ] Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions: ___________
NOTE: If c. or d. is selected and both plans do not cover the same Employees, or if e. is selected, then an Employer may not rely on the opinion letter issued by the Internal Revenue Service that this Plan is qualified under Code Section 401.

AND, the "Present Value of Accrued Benefit" (Plan Section 9.2) for Top Heavy purposes shall be based on...
f. [ ] Interest Rate: ____
       Mortality Table: ____


(J2) TOP HEAVY DUPLICATIONS  (PLAN SECTION 4.3(f))

When a Non-Key Employee is a Participant in this Plan and another defined contribution plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits:

a. [x] n/a; Employer does not maintain another qualified defined contribution plan other than a paired plan.
b. [ ] The full top heavy minimum will be provided in each plan.
c. [ ] A minimum, non-integrated contribution of 3% of each Non-Key Employee's 415 Compensation shall be provided in the Money Purchase Plan (or other plan subject to Code Section 412), where the Employer maintains two (2) or more non-paired Defined Contribution Plans.
d. [ ] Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415:

NOTE: If c is selected and both plans do not cover the same
Employees, or if d is selected, then Employer may not rely on the opinion letter issued by the Internal Revenue Service that this Plan is qualified under Code Section 401.



MISCELLANEOUS

(K1) LOANS TO PARTICIPANTS (PLAN SECTION 7.6)

a. [ ] Loans are not permitted.
b. [x] Loans are permitted.

IF loans are permitted (select all that apply)...
c. [x] loans will be treated as a Participant directed investment.
d. [x] loans will only be made for hardship or financial necessity.
e. [x] the minimum loan will be $ 1.000.00 (may not exceed
$1,000).
f. [x] a Participant may only have one (1) (e.g., one) loan(s) outstanding at any time.
g. [x] all outstanding loan balances will become due and payable in their entirety upon the occurrence of a distributable event (other than satisfaction of the conditions for an in-service distribution).
h. [x] loans will only be permitted from the following accounts (select all that apply):
  1. [x] All accounts.
  2. [ ] Participant's Elective Deferral Account.
  3. [ ] Qualified Matching Contribution Account and/or portion of Participant's Account attributable to Employer matching contributions.
  4. [ ] Participant's Account attributable to Employer profit sharing contributions.
  5. [ ] Qualified Non-Elective Contribution Account.
  6. [ ] Participant's Rollover Account.
  7. [ ] Participant's Transfer Account.
  8. [ ] Participant's Voluntary Contribution Account.

NOTE: Department of Labor Regulations require the adoption of a separate written loan program setting forth the requirements outlined in Plan Section 7.6.

(K2) DIRECTED INVESTMENT  ACCOUNTS (PLAN SECTION 4.10)

a. [ ] Participant directed investments are not permitted.
b. [x] Participant directed investments are permitted for the following accounts (select all that apply):
  1. [x] All accounts.
  2. [ ] Participant's Elective Deferral Account.
  3. [ ] Qualified Matching Contribution Account and/or portion of Participant's Account attributable to Employer matching contributions.
  4. [ ] Participant's Profit Sharing Account.
  5. [ ] Qualified Non-Elective Contribution Account.
  6. [ ] Participant's Rollover Account.
  7. [ ] Participant's Transfer Account.
  8. [ ] Participant's Voluntary Contribution Account.
  9. [ ] Other: _________

AND, is it intended that the Plan comply with Act Section 404(c) with respect to the accounts subject to Participant investment direction?
c. [ ] No
d. [x] Yes

AND, will voting rights on directed investments be passed through to Participants?
e. [ ] No. Employer stock is not an alternative OR Plan is not intended to comply with Act Section 404(c).
f. [ ] Yes, for Employer stock only.
g. [x] Yes, for all investments.





(K3) ROLLOVERS (PLAN SECTION 4.6)

a. [ ] Rollovers will not be accepted by this Plan.
b. [x] Rollovers will be accepted by this Plan.

AND, if b is elected, rollovers may be accepted...
c. [x] from any Eligible Employee, even if not a Participant.
d. [ ] from Participants only.

AND, distributions from a Participant's Rollover Account may be made...
e. [ ] at any time.
f. [x] only when the Participant is otherwise entitled to a distribution under the Plan.



(K4) AFTER-TAX VOLUNTARY EMPLOYEE CONTRIBUTIONS (PLAN SECTION
4.8)

a. [x] After-tax voluntary Employee contributions will not be allowed.
b. [ ] After-tax voluntary Employee contributions will be allowed.



(K5) LIFE INSURANCE (PLAN SECTION 7.5)

a. [x] Life insurance may not be purchased.
b. [ ] Life insurance may be purchased at the option of the Administrator.
c. [ ] Life insurance may be purchased at the option of the Participant.


AND, if b or c is elected, the purchase of initial or additional life insurance will be subject to the following limitations (select all that apply):
d. [ ] N/A, no limitations.
e. [ ] each initial Contract will have a minimum face amount of $ _____.
f. [ ] each additional Contract will have a minimum face amount of $ _____.
g. [ ] the Participant has completed ___ Years of Service (or
Periods of Service).
h. [ ] the Participant has completed ___ Years of Service (or Periods of Service) while a Participant in the Plan.
i. [ ] the Participant is under age ___ on the Contract issue date.
j. [ ] the maximum amount of all Contracts on behalf of a Participant may not exceed $ _____.
k. [ ] the maximum face amount of any life insurance Contract will be $ _____.


The adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the plan is qualified under Code Section 401 except to the extent provided in Rev. Proc. 2000-20, 20006 I.R.B. 553 and Announcement 2001-77, 2001-30 I.R.B.

An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in Code Section 419(e), which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Code Section 419A(d)(3), or an individual medical account, as defined in Code Section 415(1)(2)) in addition to this Plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service with respect to the requirements of Code Sections 415 and 416.

If the Employer who adopts or maintains multiple plans wishes to obtain reliance with respect to the requirements of Code
Sections 415 and 416, application for a determination letter must be made to Employee Plans Determinations of the Internal
Revenue Service.

The Employer may not rely on the opinion letter in certain other circumstances, which are specified in the opinion letter issued with respect to the plan or in Revenue Procedure 2000-20 and Announcement 2001-77.

This Adoption Agreement may be used only in conjunction with basic Plan document #01. This Adoption Agreement and the basic
Plan document shall together be known as 401(k) Pro, Inc.
Prototype Standardized 401(k) Profit Sharing Plan and Trust #01-
003.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

401(k) Pro, Inc. will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.
Furthermore, in order to be eligible to receive such notification, we agree to notify 401(k) Pro, Inc. of any change in address.

This Plan may not be used, and shall not be deemed to be a Prototype Plan, unless an authorized representative of 401(k) Pro, Inc. has acknowledged the use of the Plan. Such acknowledgment is for administerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.

401(k) Pro, Inc.
With regard to any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an opinion letter from the IRS, call or write (this information must be completed by the sponsor of this Plan or its designated representative):
401(k) Pro, Inc.
4570 Van Nuys Blvd. Suite 550, Sherman Oaks, CA 91403
(818) 501-4021




In witness whereof, Employer and Trustee hereby cause this Plan to be executed on the below date.


Furthermore, this Plan may not be used unless acknowledged by 401(k) Pro, Inc. or its authorized representative.


EMPLOYER


/s/  Charles P. Kuczynski
-------------------------
EMPLOYER SIGNATURE

10-1-08
-------
DATE



[ ] The signature of the Trustee appears on a separate trust agreement attached to the Plan, OR



/s/  Frank J. Drohan
--------------------
TRUSTEE SIGNATURE

/s/  William Hanley
-------------------
TRUSTEE SIGNATURE

10-1-08
-------
DATE



PARTICIPATING EMPLOYER(S) (attach additional signature pages as necessary):

----------------------
PARTICIPATING EMPLOYER

----------------------
PARTICIPATING EMPLOYER

----------------------
PARTICIPATING EMPLOYER


This Plan may not be used and shall not be deemed to be a Prototype Plan, unless 401(k) Pro, Inc., or its authorized representatives, has received a completed and duly signed copy of this Adoption Agreement .

Such receipt of a signed Adoption Agreement is for administerial purposes only. Employer is using the Plan subject to the terms and conditions described in the End-User License Agreement
(see attached).















                     NOTICE TO EMPLOYERS
           ADOPTING THE 401(k) PRO, INC. PROTOTYPE
           STANDARDIZED PAIRED PROFIT SHARING PLAN

To:  Adopting Employers             FROM:  401(k) Pro, Inc.

RE: 401(k) Pro, Inc. Standardized Paired Profit Sharing Plan
FFN: 502A2830701-003
Plan Number 003
Letter Serial Number K202645a
Notification Letter Dated August 7, 2001

You have adopted the 401(k) Pro, Inc. Standardized Paired Profit Sharing Plan. The purpose of this notice is to advise you that, as of receipt of this notice, 401(k) Pro, Inc. continues sponsorship of the above-mentioned Plan and that the Plan may have been amended during this or the previous year to conform with regulations. The requirements that you, as employer, must satisfy in order to be able to continue to rely upon favorable IRS Notification Letter K202645a received by 401(k) Pro, Inc. are set forth in (Section 14.05 of Revenue Procedure 89-13, 1989-7 I.R.B.)




Easytec Partners, Inc.
401(k) PC Software End-User License Agreement

Easytec Partners, Inc. (hereinafter "Easytec") agrees to license 401(k) Easy Software, any updates or modifications it provides and associated documentation (herein collectively referred to as the "Software") to you (hereinafter "Licensee") pursuant to the below terms and conditions. Do not order, INSTALL OR USE the Software until you have carefully read the following terms. By ordering, INSTALLING OR USING the Software, you agree to be bound by the terms and conditions of this end user license agreement (the "Agreement").

License

Easytec hereby grants to Licensee a non-exclusive, non-transferable license to load and execute the Software on one stand-alone computer under Licensee's control for the duration of the calendar year in which Licensee pays the annual license fee for the Software. Licensee may not load the Software on a network server or make the Software available through a network of any kind.

License Restrictions

Licensee may use the Software for Licensee's own use only. In addition to the copy of the Software stored on the hard drive of Licensee's computer, Licensee may make one archival copy of the Software solely for backup purposes. Making any additional copies of the Software by any means, including electronic transmission, or allowing any other person to make a copy is prohibited. No identifying marks, copyright, patent or patent pending notices or proprietary rights notices may be altered or deleted from any copies of the Software. Licensee is prohibited from giving copies of the Software to another person or entity. Licensee may not print copies of any user documentation. The Software contains trade secrets, and Licensee may not decompile, reverse engineer, disassemble, or otherwise reduce the Software to a human-perceivable form. Licensee may not modify, adapt, translate, rent, sublease, assign, loan or sell the Software or create derivative works based upon the Software or any part thereof.

Patents and Patents Pending

The Software includes US Patent Number 6041313, plus additional
Patents Pending.

Prototype Plan Documents

Easytec provides Licensee with Prototype Plan Documents ("Documents") that Easytec acquires from third-party sources. Easytec does not warranty these Documents, or their adaptation to Licensee's needs or requirements. Easytec assumes no liability for the accuracy, completeness or applicability of these Documents, or their use, by Licensee. Licensee's use of the Documents is solely at the discretion of the Licensee, and at Licensee's own risk. Licensee can, at its discretion, utilize prototype plan documents acquired from sources other than Easytec. Licensee is under no obligation to use Easytec-supplied Documents. Easytec, as policy, automatically adopts government-mandated amendments to the Documents.

Employer Representations and Responsibilities

The Employer acknowledges that it is solely responsible for: (1) the tax, legal and fiduciary aspects of the Plan; (2) the Plan's operations including, without limitation, the deposit of Plan contributions to the trust in a timely and accurate manner; (3) the selection and periodic review of Plan investments, including the right to add or remove investments made available to the Plan's participants; and (4) providing recordkeeping services for any Plan investments that the Employer and the Recordkeeper may agree upon from time to time.

The Employer agrees that it will maintain the Plan as a qualified plan in compliance with the requirements of the Code and ERISA. The Employer shall promptly furnish Employer Instructions to the Recordkeeper as may be required by the Recordkeeper to perform its services under this Agreement. The Recordkeeper shall be fully protected in relying on Employer Instructions and shall have no responsibility to ascertain with respect to any Employer Instructions, their accuracy, genuineness, compliance with the terms of the Plan, any related documents or applicable law or their effect for tax purposes or otherwise. Employer Instructions must be sent to the Recordkeeper either in writing (an original and/or faxed copy of the original as required by the Recordkeeper) or in an electronic medium (such as diskettes, tapes or Internet transmissions) in a file format acceptable to the Recordkeeper.

All written Employer Instructions shall be signed by an Authorized Signer. The Employer shall provide the Recordkeeper with an electronic or a written update from time to time of all persons who are Authorized Signers. If the separate agreement between the Employer and the Service Provider is terminated for any reason, the Employer shall notify the Recordkeeper promptly and shall appoint a successor Service Provider within ninety
(90) days after the agreement is terminated. If it is necessary for the Recordkeeper to repeat any portion of its services due to incorrect or incomplete information or instructions furnished by the Employer, the Plan Administrator or their respective agents, the Recordkeeper will be entitled to charge an additional fee which will be due when billed.

If it is necessary for the Recordkeeper to reprocess any fund transactions on an "as of " basis due to incorrect or incomplete information furnished by the Employer, the Plan Administrator or their respective agents, the Recordkeeper will charge any losses caused to the Employer and such losses will be due to the fund or funds when billed. In addition, any processing costs incurred by the Recordkeeper or its transfer agent affiliate may be charged to the Employer and will be due to the Recordkeeper or its affiliate when billed.

Warranties

For the duration of the current license term, Easytec warrants to Licensee only that the Software shall perform consistent with the published specifications. Easytec's sole obligation and liability under this warranty shall be to correct any defects in the Software, in a reasonable time, to perform in accordance with the published specifications therefore. Any modifications, maintenance or other changes to the Software by the Licensee or its agents and employees shall void this warranty but not the exclusions and waivers of warranties contained herein. Easytec does not warrant that the Software will meet Licensee's requirements or that its use will be uninterrupted or error-free. In the event that Easytec fails to remedy defects in the Software, Licensee's sole remedy shall be to receive a refund of the current years license fees for the Software (not including any plan customization fee paid by Licensee).

Disclaimer of Other Warranties

Except for the foregoing limited warranty, the Software is provided "AS IS." The entire risk as to the quality and performance of the Software is with Licensee. Easytec, to the maximum extent permitted by applicable law, disclaims all other representations and warranties, express or implied, regarding the Software, including its fitness for a particular purpose, quality, accuracy, merchantability and non-infringement. Easytec does not represent or warrant that the Software is free from bugs, errors or other program limitations.

Easytec has no control over Licensee's use of the Software, and Easytec does not and cannot warrant the performance or results that may be obtained by its use. Easytec does not represent, warrant, or guarantee the accuracy and timeliness of the data or information contained in the Software and shall have no liability of any kind whatsoever to Licensee, or to any other party, on account of any inaccuracies in or untimeliness of the data or information. Nor does Easytec have any obligations to Licensee to correct such data or information or any errors contained in the Software. Various information in the Software constantly changes, and the information may not be current or accurate. The Software should not be used without confirming research from other sources, obtaining up-to-date information, and separate analysis by the Licensee of his or her own particular investment or tax situation or record keeping application. The Software does not recommend or endorse any specific investment or any particular mutual fund, nor does the Software offer specific tax, legal or investment advice or strategies. Easytec is not a financial advisor and should not be considered as such. Licensee is strongly advised to consult with a professional tax and/or investment advisor before establishing or investing on behalf of a 401(k) or any other retirement savings plan.

Some states do not allow the exclusion of implied warranties, so the above exclusions may not apply to Licensee. In that event, any implied warranties are limited in duration to ten
(10) days from the date of purchase of the Software. However, some states do not allow a limitation on how long an implied warranty lasts, so the above limitation may not apply to Licensee.

Limitation of Liability & Damages

IN NO EVENT SHALL Easytec, ITS SUPPLIERS OR ITS DISTRIBUTORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE, INCLUDING WITHOUT LIMITATION, LOSS OF DATA, LOST PROFITS OR COST OF COVER ARISING FROM THE USE OF THE SOFTWARE OR ANY DEFECT IN THE SOFTWARE, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION SHALL APPLY EVEN IF Easytec, ITS SUPPLIERS OR ITS DISTRIBUTORS SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGE. IN PARTICULAR BUT WITHOUT LIMITATION, Easytec, ITS SUPPLIERS AND ITS DISTRIBUTORS SHALL HAVE NO LIABILITY FOR THE LOSS OF ANY INFORMATION STORED IN OR USED WITH THE SOFTWARE.

THE MAXIMUM AGGREGATE LIABILITY OF Easytec AND ITS SUPPLIERS FOR ANY CLAIM ARISING OUT OF USE OF THE SOFTWARE OR ANY DEFECT IN THE SOFTWARE, ON ANY AND ALL THEORIES OF LIABILITY, INCLUDING WITHOUT LIMITATION NEGLIGENCE BY Easytec, SHALL IN ALL EVENTS BE LIMITED TO RETURN OF THE AMOUNTS ACTUALLY PAID AS THE CURRENT YEAR'S LICENSE FEES.

U.S. Government Restricted Rights

The Software is subject to the DOD FAR Supplement and is "commercial computer software." Use, duplication or disclosure of the Software is subject to the licensing restrictions set forth in this Agreement. The Software is subject to the Federal Acquisition Regulations as "restricted computer software" and its use, duplication and disclosure shall be subject to the restrictions in FAR 52.227-14.


Miscellaneous

Licensee acknowledges that this Agreement is a complete statement of the agreement between Licensee and Easytec, and that there are no other prior or contemporaneous understandings, promises, representations, or descriptions, regarding the Software. This Agreement does not limit any rights or remedies that Easytec may have under trade secret, trademark, and copyright, patent or other related intellectual property laws. Representatives of Easytec are not authorized to make modifications to this Agreement, or to make any additional representations, commitments or warranties binding on Easytec. Accordingly, such additional statements are not binding on Easytec and Licensee should not rely upon such statements. The validity and performance of this Agreement shall be governed by California law (without reference to choice of law principles) and all applicable Federal laws. This Agreement is deemed entered into at Los Angeles, California, and shall be constructed as to its fair meaning and not strictly for or against either party. Any resolution of a dispute arising out of or in connection with this Agreement may only be resolved in Los Angeles, California.

Effective Term of Agreement

This Agreement shall continue in effect for a period ending on the last day of the effective calendar year this Agreement was entered into. Easytec reserves the right to adjust fees and suspend services without breaching or terminating this Agreement if Licensee fails to pay invoiced fees in accordance with this Agreement. Easytec may terminate this Agreement if Licensee breaches this Agreement.

Promotion & Marketing

Easytec reserves the right to use Licensee's business name, city and state in marketing literature and materials used in promoting Easytec products and services.

Mediation & Arbitration

If a dispute (excluding copyright, patent, or trademark, or other intellectual rights infringement claims) arises from or relates to this Agreement or the breach thereof, and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute by mediation in Los Angeles, California, administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration. Any unresolved controversy or claim (excluding copyright, patent, or trademark infringement claims) arising under this Agreement or its breach, including but not limited to any controversy concerning the meaning or interpretation of any provision of this Agreement or controversies arising from possible errors or omissions on the part of Easytec or its agents or suppliers shall be decided by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The place of arbitration shall be Los Angeles, California. Any such controversy or claim shall be arbitrated on an individual basis and shall not be consolidated in any arbitration with any claim or controversy of any other party.

Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim on which the producing party may rely in support of or in opposition to any claim or defense. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator(s), which determination shall be conclusive.
The arbitrator(s) shall not award consequential damages in any arbitration initiated under this section, nor shall the arbitrator(s) be empowered to issue an award of exemplary or punitive damages. The arbitrator(s) may determine how the costs and expenses of the arbitration shall be allocated between the parties, but they shall not award attorneys' fees. The award shall be in writing, shall be signed by a majority of the arbitrators, and shall include a statement regarding the reasons for the disposition of any claim. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.